UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

Renewable Energy Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35397	26-4785427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

416 South Bell Avenue

Ames, Iowa 50010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (515) 239-8000

Former name: REG Newco, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On December 20, 2012, REG Seneca, LLC, a subsidiary of Renewable Energy Group, Inc. (the “Company”), repaid in full all outstanding obligations under its Amended and Restated Credit Agreement, dated as of April 8, 2010, among REG Seneca, LLC (formerly Seneca Landlord, LLC) and Portigon AG (formerly, WestLB AG, New York Branch), which amounted to $34.5 million. This amount was repaid from the cash generated at the Company facility in Seneca, Illinois since its acquisition in 2010. No penalties were due in connection with such repayment. Upon repayment, the Credit Agreement was terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2012
RENEWABLE ENERGY GROUP, INC.

	By:	/s/ Chad Stone
Chad Stone
Chief Financial Officer